Exhibit No. 99.3

ALLSTATE HOME LOANS, INC.
UNAUDITED FINANCIAL STATEMENTS
FOR THE SEVEN MONTHS ENDED JULY 31, 2006

Balance Sheet -- As of July 31, 2006 (unaudited)	F-1

Statements of Operations -- For the Seven Months Ended July 31, 2006 (unaudited)	F-2

Statements of Cash Flows -- For the Seven Months Ended July 31, 2006 (unaudited)	F-3

Notes to Financial Statements	F-4

ALLSTATE HOME LOANS, INC.
BALANCE SHEET

July 31, 2006 (unaudited)

Assets
Current assets:
Cash and cash equivalents	$979,513
Loans available for sale	30,958,228
Loan receivable	1,941,776
Accounts receivable	413,188
Prepaid and other current assets	1,138,145
Total current assets	35,430,849
Property and equipment, net	325,006

Other assets	746,192

Total assets	$36,502,048
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$818,330
Note payable	1,720,110
Line of credit	30,569,939
Total current liabilities	33,108,379
Total liabilities	33,108,379
Stockholders' equity:
Common stock	26,000
Additional paid in capital	619,963
Retained earnings	3,976,749
Net income	(1,229,043)
Total stockholders' equity	3,393,669
Total liabilities and stockholders' equity	$36,502,048

ALLSTATE HOME LOANS, INC.
STAEMENT OF OPERATIONS
FOR THE SEVEN MONTHS ENDED JULY 31, 2006
unaudited

July 31, 2006

Revenue	$4,639,631

Cost of sales	2,354,666

Gross profit	2,284,965

Expenses
Employee related costs	2,423,349
Selling, general and administrative	1,073,061
Interest expense	17,598

Total expenses	3,514,008

Net income	$(1,229,043)

ALLSTATE HOME LOANS, INC.
STATEMENTS OF CASH FLOWS
FOR THE SEVEN MONTHS ENDED JULY 31, 2006
unaudited

Seven Months Ended July 31, 2006

Cash flows from operating activities:
Net loss	$(1,272,393)

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(405,661)
(Increase) decrease in loan receivable	841,731
(Increase) decrease in mortgage loans held for sale	95,797,406
(Increase) decrease in other current assets	(90,463)
(Increase) decrease in other assets	56,894
Increase (decrease) in accounts payable and accrued expenses	(494,322)
Net cash provided by operating activities	94,433,193
Cash flows from investing activities:
Write down of fixed assets	202,071
Net cash provided by investing activities	202,071
Cash flows from financing activities:
Net advances on lines of credit	(95,716,890)
Net proceeds on notes payable	402,927
Net cash used for financing activities	(95,313,963)
Net increase (decrease) in cash and cash equivalents	(678,700)
Cash and cash equivalents, beginning of period	1,658,213
Cash and cash equivalents, end of period	$979,513
Supplemental disclosure of cash flow information
Interest paid	$--

ALLSTATE HOME LOANS, INC.
DBA ALLSTATE FUNDING
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Allstate Home Loans, Inc., DBA Allstate Funding, operates as a mortgage broker company for residential loans. The company was incorporated and commenced on September 11, 1990.

Loan Receivable

The Loan Receivable-Loan Sales consists of loans approved and waiting funding as of July 31, 2006, was $30,958,228. The Loan Receivables for the Warehouse lines are as follows:

RFC	$22,783,788
IMPAC	$8,174,440

Notes Receivable

The company has notes receivable listed on the Current Assets section for varying rates and years.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment and amortization of franchise fee and organization costs are provided over the estimated useful lives of the assets, between 5 and 7 years, using both the straight line and double declining balance methods.

Income Taxes

The Company, elected to be taxed as a "C" corporation effective January 1, 2004. A provision and liability for Federal income tax has been included in these financial statements; the minimum corporate income tax imposed by the state of California had been provided for.

Investments

The company has an investment accounts with the brokerage firm of TVIDX. The lower of cost or market method is being used for financial statements purposes.

Note Payable - RFC

The Company established a "Master Mortgage Loan Purchasing" Agreement with Residential Funding Corporation. This loan is in the form of a line of credit.

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ALLSTATE HOME LOANS, INC.
DBA ALLSTATE FUNDING
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2006

The terms of the agreement are as follows:

A.	Collateral includes F.R.A, V.A. and conventional conforming residential mortgage

B.	The "Warehouse" period of ownership of the collateralized loans may not exceed 45 days.

C.	The Fees include an interest rate of 1.75% over the prevailing banks prime rate.

D.	The loan value is 98% of the collateral, stated above, not to exceed the unpaid principal amount of such residential mortgage loan.

Note Payable - IMP AC

The Company established an agreement with the above banks with the same terms as above.

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